EXHIBIT 4.5

TWENTY-FOURTH SUPPLEMENTAL INDENTURE
TWENTY-FOURTH SUPPLEMENTAL INDENTURE (this “Twenty-Fourth Supplemental Indenture”), dated as of May 21, 2024, among T-Mobile USA, Inc. (the “Issuer”), the entities listed on Schedule I hereto (the “New Guarantors”), the existing guarantors signatory hereto (the “Existing Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) under the Indenture referred to below.
WITNESSETH:
WHEREAS, the Issuer is party to the Indenture, dated as of April 9, 2020 (the “Base Indenture”) among the Issuer, T-Mobile US, Inc., a Delaware corporation, as a guarantor, and the Trustee, as amended and supplemented with respect to the Issuer’s (a) 3.500% Senior Secured Notes due 2025 by the First Supplemental Indenture dated as of April 9, 2020, (b) 3.750% Senior Secured Notes due 2027 by the Second Supplemental Indenture dated as of April 9, 2020, (c) 3.875% Senior Secured Notes due 2030 by the Third Supplemental Indenture dated as of April 9, 2020, (d) 4.375% Senior Secured Notes due 2040 by the Fourth Supplemental Indenture dated as of April 9, 2020, (e) 4.500% Senior Secured Notes due 2050 by the Fifth Supplemental Indenture dated as of April 9, 2020, (f) 1.500% Senior Secured Notes due 2026 by the Seventh Supplemental Indenture dated as of June 24, 2020, (g) 2.050% Senior Secured Notes due 2028 by the Eighth Supplemental Indenture dated as of June 24, 2020 and the Tenth Supplemental Indenture dated as of October 6, 2020, (h) 2.550% Senior Secured Notes due 2031 by the Ninth Supplemental Indenture dated as of June 24, 2020 and the Eleventh Supplemental Indenture dated as of October 6, 2020, (i) 3.000% Senior Secured Notes due 2041 by the Twelfth Supplemental Indenture dated as of October 6, 2020 and the Fifteenth Supplemental Indenture dated as of October 28, 2020, (j) 3.300% Senior Secured Notes due 2051 by the Thirteenth Supplemental Indenture dated as of October 6, 2020 and the Sixteenth Supplemental Indenture dated as of October 28, 2020, (k) 2.250% Senior Secured Notes due 2031 by the Fourteenth Supplemental Indenture dated as of October 28, 2020, (l) 3.600% Senior Secured Notes due 2060 by the Seventeenth Supplemental Indenture dated as of October 28, 2020 and the Twentieth Supplemental Indenture dated as of August 13, 2021, (m) 3.400% Senior Secured Notes due 2052 by the Nineteenth Supplemental Indenture dated as of August 13, 2021 and the Twenty-Third Supplemental Indenture dated as of December 6, 2021, (n) 2.400% Senior Notes due 2029 by the Twenty-First Supplemental Indenture dated as of December 6, 2021 and (o) 2.700% Senior Secured Notes due 2032 by the Twenty-Second Supplemental Indenture, dated as of December 6, 2021 and the Twenty-Third Supplemental Indenture, dated as of December 6, 2021, and as amended and supplemented by the Eighteenth Supplemental Indenture dated as of March 30, 2021 (the Base Indenture as so amended and supplemented, the “Indenture”);
WHEREAS, Section 4.09 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Guarantors shall become a Guarantor of the applicable Notes on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Twenty-Fourth Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Guarantors, the Existing

Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the applicable Notes as follows:
1.    Defined Terms. As used in this Twenty-Fourth Supplemental Indenture, capitalized terms used but not defined herein shall have the meaning set forth in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Twenty-Fourth Supplemental Indenture refer to this Twenty-Fourth Supplemental Indenture as a whole and not to any particular section hereof.
2.    Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally, to unconditionally guarantee, and the Existing Guarantors hereby affirm their joint and several unconditional guarantee of, the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X thereof.
3.    Notices. All notices or other communications to the Issuer and the New Guarantors shall be given as provided in Section 12.02 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly contemplated hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
5.    Governing Law. THIS TWENTY-FOURTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
6.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and the Issuer.
7.    Counterpart Originals. This Twenty-Fourth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Twenty-Fourth Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Twenty-Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Twenty-Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes. The parties may sign any number of copies of this Twenty-Fourth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
8.    Headings, etc. The headings of the Articles and Sections of this Twenty-Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Twenty-Fourth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

T-MOBILE USA, INC.
By:    /s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury &
Treasurer
T-MOBILE US, INC.
By:    /s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury &
Treasurer
MINT MOBILE, LLC
MINT MOBILE INCENTIVE COMPANY, LLC
MOBILE MATCH, LLC
PRIMO CONNECT, INC.
UVNV, INC., each as a Guarantor
By:    /s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury &
Treasurer

[Fiftieth Supplemental Indenture]

AMERICAN TELECASTING OF SEATTLE, LLC
APC REALTY AND EQUIPMENT COMPANY, LLC
ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC
ASSURANCE WIRELESS USA, L.P.
ATI SUB, LLC
CLEARWIRE COMMUNICATIONS LLC
CLEARWIRE LEGACY LLC
CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC
CLEARWIRE SPECTRUM HOLDINGS LLC
FIXED WIRELESS HOLDINGS, LLC
IBSV LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
NEXTEL SOUTH CORP.
NEXTEL SYSTEMS, LLC
NEXTEL WEST CORP.
NSAC, LLC
PRWIRELESS PR, LLC
PUSHSPRING, LLC
SPRINT CAPITAL CORPORATION
SPRINT COMMUNICATIONS LLC
SPRINT LLC
SPRINT SOLUTIONS LLC
SPRINT SPECTRUM REALTY COMPANY, LLC
TDI ACQUISITION SUB, LLC
T-MOBILE CENTRAL LLC
T-MOBILE INNOVATIONS LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PUERTO RICO HOLDINGS LLC, each as a Guarantor
By: /s/ Johannes Thorsteinsson
Name:    Johannes Thorsteinsson
Title:     Senior Vice President, Treasury & Treasurer

[Twenty-Fourth Supplemental Indenture]

T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES LLC
T-MOBILE SOUTH LLC
T-MOBILE WEST LLC
TMUS INTERNATIONAL LLC
TVN VENTURES LLC
VMU GP, LLC
WBSY LICENSING, LLC, each as a Guarantor
By: /s/ Johannes Thorsteinsson
Name:    Johannes Thorsteinsson
Title:    Senior Vice President, Treasury & Treasurer

SPRINTCOM LLC
SPRINT SPECTRUM LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC, each as a Guarantor

By: /s/ Johannes Thorsteinsson
Name:     Johannes Thorsteinsson
Title:    Assistant Treasurer

[Twenty-Fourth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:    /s/ Carol Ng
Name: Carol Ng
Title: Vice President
By:    /s/ Sebastian Hidalgo
Name: Sebastian Hidalgo
Title: Assistant Vice President

[Twenty-Fourth Supplemental Indenture]

Schedule I

Entity	Jurisdiction of Organization
MINT MOBILE, LLC	Delaware
MINT MOBILE INCENTIVE COMPANY	Delaware
MOBILE MATCH, LLC	Delaware
PRIMO CONNECT, INC.	Delaware
UVNV, INC.	Delaware

I-1